Exhibit 99.1

Blackstone Mortgage Trust Reports Third Quarter 2013

Operating Results

New York, October 29, 2013: Blackstone Mortgage Trust, Inc. (NYSE: BXMT) today reported its third quarter 2013 results.

Stephen D. Plavin, Chief Executive Officer, said, “We are both pleased with BXMT’s first full-quarter results following our equity recapitalization and confident in our ability to further advance our dividend ramp and run-rate yield. In just five months, the association with Blackstone has delivered what was intended in terms of unparalleled sourcing, intellectual capital, funding and global reach. As of today, we have closed or committed to $2.2 billion of loans, which would generate $0.44 of quarterly core earnings per share on a run rate basis. Looking forward, our pipeline remains strong.”

Blackstone Mortgage Trust issued a full detailed presentation of its third quarter 2013 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call on Wednesday, October 30, 2013 at 12:00 pm ET to discuss third quarter 2013 results. The conference call can be accessed by dialing +1 (877) 299-4502 (U.S. domestic) or +1 (617) 597-5442 (international), pass code 374 133 19# or by webcast at www.bxmt.com (listen only). For those unable to listen to the live broadcast, a recorded replay will be available on the company’s website or by telephone promptly after the live conference call through midnight on January 28, 2014. The replay call number is +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 795 616 59#.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE: BXMT) is a real estate finance company that primarily originates and purchases senior mortgage loans collateralized by properties in the United States and Europe. The company is externally managed by BXMT Advisors L.L.C., a subsidiary of The Blackstone Group L.P. (“Blackstone”), and is a real estate investment trust traded on the NYSE under the symbol “BXMT.” Blackstone Mortgage Trust, Inc. is headquartered in New York City. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE: BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this

Blackstone Mortgage Trust, Inc.

345 Park Avenue

New York, NY 10154

212-655-0220

through the commitment of its extraordinary people and flexible capital. Blackstone’s asset management businesses include investment vehicles focused on private equity, real estate, hedge fund solutions, non-investment grade credit, secondary funds, and multi asset class exposures falling outside of other funds’ mandates. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor and Media Relations Contact

Weston Tucker

Blackstone

+1 (212) 583-5231

tucker@blackstone.com

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